Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
J. Alexander’s Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-40556, 333-91431, 333-49393, 333-124097, 33-77476, 33-39870, 2-78139 and 333-143062) on Form S-8 of J. Alexander’s Corporation of our report dated March 31, 2008, with respect to the consolidated balance sheets of J. Alexander’s Corporation and subsidiaries as of December 30, 2007 and December 31, 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three fiscal year period ended December 30, 2007, which report appears in the December 30, 2007 annual report on Form 10-K of J. Alexander’s Corporation.
     Our report dated March 31, 2008 on the Company’s consolidated financial statements refers to a change in accounting for share-based payments in 2006, and refers to a change in accounting for uncertain tax positions in 2007.
/s/ KPMG LLP
Nashville, Tennessee
March 31, 2008

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